SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2004

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Campus Drive, Suite 250, San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 645-4000

Item 3.  Bankruptcy or Receivership.

On April 30, 2004, Liberate Technologies filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, case number 04-11299.  On May 12, 2004, this case was transferred to the United States Bankruptcy Court for the Northern District of California, case number 04-31394.

Item 7.  Financial Statements and Exhibits

The Registrant has furnished the following exhibit as part of this Report.

Exhibit Number	Description

99.1	Disclosure Statement dated May 17, 2004.

Item 9.  Regulation FD Disclosure

On May 17, 2004, Liberate Technologies filed a Disclosure Statement accompanying its plan of reorganization in the U.S. Bankruptcy Court for the Northern District of California.  The Disclosure Statement has not been approved by the Bankruptcy Court.  A copy of the Disclosure Statement has been furnished with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: May 19, 2004	By:	/s/ Gregory S. Wood
	Name:	Gregory S. Wood
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Disclosure Statement dated May 17, 2004.